UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2006

WESTFIELD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	79-1627673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Elm Street

Westfield, MA 01085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 13, 2006, New Westfield Financial, Inc. (the “Company”), the proposed holding company for Westfield Bank and successor company for Westfield Financial, Inc., issued a press release announcing the results of the subscription offering and community offering portion of its second step conversion, which concluded on December 13, 2006. The Company also announced today that the individual purchase limitation in all categories of the offering combined has been increased from 50,000 shares to 150,000 shares, and the aggregate purchase limitation has been increased from 100,000 shares to 300,000 shares for individuals acting together with others. The Company also announced today that it expects to sell in the aggregate 18,400,000 shares in the subscription offering, community offering and the syndicated offering, subject to market conditions, independent appraiser review and regulatory approval.

The press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press release dated December 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

By:	/s/ Donald A. Williams
Donald A. Williams
Chairman and Chief Executive Officer

Date: December 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 13, 2006